                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): September 28, 2016

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  [Commission File Number]  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.


            As previously disclosed, on April 19, 2016, Aehr Test Systems (the "Company") received a notice from The Nasdaq Stock Market ("Nasdaq") stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the "Stockholders' Equity Rule") because the Company did not have a minimum stockholders' equity, as of February 29, 2016, of $2.5 million and the Company did not alternatively meet the market capitalization or income from continuing operations tests.

            As previously disclosed, on September 28, 2016, the Company consummated the closing of a private placement transaction (the "Private Placement") pursuant to which it sold 2,721,540 shares (the "Shares") of its common stock to certain outside institutional and accredited investors at a price of $2.15 per share for aggregate gross proceeds to the Company of $5,851,311, before offering expenses.

            As of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Stockholders' Equity Rule as a result of the Private Placement. Nasdaq will continue to monitor the Company's ongoing compliance with the Stockholders' Equity Rule and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)

                                          By:  /s/ Kenneth B. Spink
                                               -------------------------
                                               Kenneth B. Spink
                                               Vice President of Finance and
                                               Chief Financial Officer
Date:  September 30, 2016